Exhibit 99.1

GREENLIGHT RE REPORTS THIRD QUARTER 2007 RESULTS

GRAND CAYMAN, Cayman Islands (November 13, 2007) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the third quarter ended September 30, 2007. The company reported a net loss of $2.1 million for the third quarter of 2007 compared to a profit of $17.5 million for the same period in 2006. On a fully diluted per share basis, the net loss was $0.06, compared to net income of $0.82 for the third quarter of 2006.

Fully diluted book value per share is $15.78 at September 30, 2007, a 17.1% increase over $13.48 at September 30, 2006. The 2006 diluted book value is adjusted for a related party promissory note receivable that was outstanding at the time.

For the nine months ended September 30, 2007, net income was $6.1 million compared to $39.6 million for the same period in 2006. On a fully diluted per share basis, net income was $0.21, compared to $1.85 for the nine months ended September 30, 2006.

“We continued to build our team and infrastructure in the third quarter and are now fully ramped up for our first full year as a public company in 2008,” said David Einhorn, Chairman of the Board of Directors. “In a turbulent market, we were able to preserve capital and further advance our strategy to deliver superior growth in book value per share over the long term.”

Operating highlights for the third quarter and nine months ended September 30, 2007 include the following:

•

Gross written premiums were $19.8 million compared to $24.6 million in the third quarter of 2006 while net earned premiums were $30.7 million compared to $10.0 million. For the first nine months, gross written premiums were $123.3 million compared to $36.2 million for the first nine months of 2006 while net earned premiums were $76.6 million compared to $12.5 million.

•	The combined ratio for the nine months ended September 30, 2007 was 93.1%.
•

A net investment loss of $4.8 million was reported in the third quarter, a 0.8% loss, compared to a net investment gain of $16.6 million in the third quarter of 2006, a 6.2% gain. For the first nine months of 2007, net investment income was $0.7 million compared to $41.0 million in the nine months ended September 30, 2006.

“We are focused on expanding our underwriting portfolio, and writing business that we believe will deliver superior risk-adjusted returns,” said Greenlight Re Chief Executive Officer Len Goldberg. “The additional capital from our IPO allows us to pursue more opportunities and sets the stage for future success. Greenlight Re will remain disciplined in a softening reinsurance environment, and in combination with our value-oriented investment approach, continue to drive value from both sides of the balance sheet.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the third quarter 2007 on November 14, 2007 at 8:30 a.m. EST. To participate, please dial in to the conference call at (877) 362-3812 (domestic) or (706) 634-9925 (international), access code 21871519. The conference call topic is Greenlight Re Earnings Conference Call.

A telephone replay of the call will be available from 9:30 a.m. EST on November 14, until 11:59 p.m. EST on November 21. The replay of the call may be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 21871519.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of Greenlight Re. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our prospectus dated May 24, 2007 filed and other documents filed by Greenlight Re with the Securities Exchange Commission . Greenlight Re undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.

Greenlight Re (www.greenlightre.ky) is a specialty property and casualty reinsurance company based in the Cayman Islands. Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces. Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited. With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements Greenlight Re’s business goal of long-term growth in book value per share.

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Contact:

Alex Stanton

Stanton Crenshaw Communications

(212) 780-1900

alex@stantoncrenshaw.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2007 and December 31, 2006
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2007 (unaudited)	December 31, 2006 (audited)
Assets
Investments in securities
Fixed maturities, trading at fair value	$1,528	$—
Equity investments, trading at fair value	482,424	238,799
Other investments, at estimated fair value	7,585	4,723
Total investments in securities	491,537	243,522
Cash and cash equivalents	119,982	82,704
Restricted cash and cash equivalents	403,873	154,720
Financial contracts receivable, at fair value	1,681	—
Investment income receivable	379	454
Reinsurance balances receivable	53,379	19,622
Loss and loss adjustment expense recoverables	7,462	—
Deferred acquisition costs	11,276	16,282
Unearned premiums ceded	16,207	—
Other assets	805	1,304
Total assets	$1,106,581	$518,608
Liabilities and shareholders’ equity
Liabilities
Securities sold, not yet purchased, at fair value	$345,861	$124,044
Dividends payable on securities sold, not yet purchased	1,057	354
Financial contracts payable, at fair value	32,413	8,640
Loss and loss adjustment expense reserves	39,375	4,977
Unearned premium reserves	81,994	47,546
Reinsurance balances payable	22,364	4,236
Funds withheld	5,677	—
Accounts payable and accrued expenses	1,500	2,020
Performance and management fees payable to related party	150	14,624
Total liabilities	530,391	206,441
Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 29,847,787 (2006: 16,507,228); Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2006: 5,050,000))	3,610	2,156
Additional paid-in capital	476,457	219,972
Retained earnings	96,123	90,039
Total shareholders’ equity	576,190	312,167
Total liabilities and shareholders’ equity	$1,106,581	$518,608

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three and nine months ended September 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Gross premiums written	$19,766	$24,561	$123,275	$36,223
Gross premiums ceded	(209)	—	(28,486)	—
Net premiums written	19,557	24,561	94,789	36,223
Change in net unearned premium reserves	11,155	(14,520)	(18,184)	(23,769)
Net premiums earned	30,712	10,041	76,605	12,454
Net investment income (loss)	(4,776)	16,641	707	41,028
Interest income on related party promissory note receivable	—	265	—	827
Total revenues	25,936	26,947	77,312	54,309
Expenses
Loss and loss adjustment expenses incurred	11,339	3,008	31,465	3,008
Acquisition costs	13,458	4,282	30,685	5,426
General and administrative expenses	3,232	2,119	9,078	6,304
Total expenses	28,029	9,409	71,228	14,738
Net income (loss)	$(2,093)	$17,538	$6,084	$39,571
Earnings (loss) per share
Basic	$(0.06)	$0.82	$0.21	$1.86
Diluted	(0.06)	0.82	0.21	1.85
Weighted average number of Ordinary Shares used in the determination of
Basic	35,981,312	21,396,436	28,393,955	21,326,111
Diluted	35,981,312	21,492,224	28,855,816	21,408,898